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                                                                    Exhibit 99.1


[QLT LOGO] QLT Inc.  887 Great Northern Way           t 604.707.7000
                     Vancouver, BC Canada V5T 4T5     f 604.707.7001
                                                      www.qltinc.com
news release

        QLT ANNOUNCES 2 YEAR RESULTS OF VISUDYNE(R) IN OCCULT (VIO) TRIAL

FOR IMMEDIATE                                         RELEASE SEPTEMBER 20, 2005
Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that preliminary analysis of the intent to treat population of the Visudyne(R) in Occult (VIO) trial did not achieve the primary end point at the two year time point. VIO is part of a broader series of trials conducted with Visudyne in patients with predominantly occult CNV. Two earlier trials, VIP (Visudyne In Photodynamic Therapy) and VIM (Visudyne in Minimally Classic), have previously demonstrated evidence of efficacy in this patient population. The company is still conducting further analyses on relevant subgroups. The results of the full efficacy and safety analyses together with the combined evidence from the three trials will be discussed in the upcoming meeting of the Data and Safety monitoring committee (DSMC) and in advisory boards.

The DSMC is an independent panel of experts who are not participating in the studies. The primary responsibility of the DSMC is to oversee the studies and safeguard the interests of current and future participants in this trial.

The VIO trial was a Phase III, multi-center double-masked randomized trial to determine if photodynamic therapy with Visudyne can reduce the risk of vision loss in wet age-related macular degeneration (AMD) patients with subfoveal occult with no classic choroidal neovascularization (CNV). Visudyne is marketed by Novartis Ophthalmics, a division of Novartis AG.

ABOUT VISUDYNE
Visudyne therapy is a two-step procedure involving the intravenous administration of the drug into the patient's arm. A non-thermal laser light is then shone into the patient's eye to activate the drug. Once activated, Visudyne affects abnormal blood vessels, resulting in a cessation of growth of blood vessels in the eye and a stabilization of the corresponding vision loss. Visudyne therapy does not appear to damage normal retinal vessels.

Visudyne is the only drug currently approved worldwide for the treatment of a form of wet AMD, the leading cause of legal blindness in people over the age of 50, and has been used in more than 500,000 patients worldwide. Visudyne is commercially available in more than 75 countries for the treatment of predominantly classic subfoveal CNV and in over 40 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 56 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases.

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Visudyne is generally well tolerated and has a well established safety profile.
The most commonly reported side effects include injection site reactions and visual disturbances. In addition, some patients experienced back pain, usually during the infusion. Between 1% and 5% of patients experienced a substantial decrease in vision in the first 7 days with partial recovery in some patients. After treatment, patients should avoid direct sunlight for five days to prevent sunburn. People with porphyria should not be treated with Visudyne.

QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases and dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne and Eligard(R). For more information, visit our web site at www.qltinc.com.

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QLT Inc.:
---------
Vancouver, Canada
Therese Hayes or Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements are described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.

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